Exhibit 99.1

Gevo to Acquire Red Trail Energy Assets in North Dakota, Including Operating Low-Carbon Ethanol Production and Carbon Sequestration Facilities, Expanding Platform for Sustainable Aviation Fuel, Hydrocarbons, and Chemicals

ENGLEWOOD, CO, September 12, 2024 — Gevo, Inc. (NASDAQ: GEVO), a leading developer of net-zero hydrocarbon fuels and chemicals, is pleased to announce that it has entered into a definitive agreement to acquire the ethanol production plant and carbon capture and sequestration (“CCS”) assets of Red Trail Energy, LLC (“Red Trail Energy”) for $210 million.

Acquisition highlights:

•	The Adjusted EBITDA[1] from Red Trail Energy ethanol and CCS assets, when combined with Adjusted EBITDA[1] from Gevo’s renewable natural gas (“RNG”) business, and other businesses, including Verity, is expected to make Gevo’s Adjusted EBITDA positive in 2025.

•	The purchase price includes the ethanol production asset and the CCS asset. Gevo expects that its capability of marketing carbon abatement in conjunction with delivery of advanced liquid fuels should deliver superior value to shareholders.

•	This acquisition is consistent with Gevo’s strategy while providing an ideal Net-Zero site for future sustainable aviation fuel (“SAF”) production that is well positioned to serve the U.S. and Canadian markets.

•	Synergistic with Gevo’s Net-Zero 1 SAF project in Lake Preston, South Dakota, by providing access to a wholly owned CCS site and additional supply of low carbon intensity (“CI”) ethanol.

•	The acquisition includes existing CCS assets with total sequestration capacity of 1 million metric tons per year, of which 160,000 metric tons per year are currently being utilized. This site could accommodate many future Net-Zero-type and related projects.

•	Accelerates Gevo’s fundamental capabilities related to feedstock procurement, plant operations, and the business of carbon abatement, which are expected to benefit Net-Zero 1 and other future SAF projects.

1 Adjusted EBITDA is a non-GAAP measure calculated as earnings before interest, taxes, depreciation and amortization, inclusive of the value of monetizable tax credits such as 45-Q and 45-Z and excluding project development costs.

STRATEGIC RATIONALE

This acquisition accelerates Gevo’s mission to transform renewable carbon and photosynthetic energy into net-zero liquid transportation fuels and chemicals while abating carbon.

•	Expands the footprint and platform for Gevo for future alcohol-to-jet (“ATJ”) SAF at an operating site with existing low-carbon ethanol supply and CCS. Gevo expects to expand the site to include net-zero SAF production, leveraging the low-carbon ethanol combined with defossilized energy.

•	Accelerates cash flow focused on Gevo’s core business of carbon abatement via fuel products and is synergistic with its Net-Zero projects. Gevo plans to continue operating the Red Trail Energy facility while integrating Gevo’s proprietary solutions to further enhance the plant’s efficiency, sustainability and further reduce the ethanol CI.

•	Provides operating assets that have years of demonstrated financial performance, including:
o	Low-carbon ethanol plant with 65 million gallons per year of capacity.
o	Operating CCS site that has been in operation since 2022, currently capturing 160,000 metric tons of carbon annually and generating monetizable tax credits under section 45Q of the tax code.
o	The plant has a long track record of safe, reliable operations. Gevo plans to retain the employees currently operating the plant and CCS well.
o	CCS site that can be used for Gevo’s own fuel and chemical products and energy production.

•	Ownership of the CCS asset, which is on well-located acreage in the core of the Broom Creek formation and provides carbon sequestration expansion potential of more than five times current operations by utilizing available pore space and wellhead capacity. One of the few operating CCS sites in the country, the large capacity enables the future production of defossilized energy and steam needed for net-zero fuels and chemicals and provides opportunities for Net-Zero 1, if needed.

•	Underscores Gevo’s dedication to providing innovative solutions that address the challenges of global climate change, U.S. energy security, and rural community development.

MANAGEMENT COMMENTARY

Gevo CEO, Dr. Patrick Gruber:

“We accomplish several things with this investment. It immediately puts us on a path to becoming self-sustaining and profitable as a company in advance of our Net-Zero 1 project’s commercial operation. Not only are we securing an excellent site for additional SAF asset deployment, but we also mitigate risk around carbon sequestration regarding our Net-Zero 1 plant site in South Dakota. This acquisition gives us the opportunity to build capability as a company and is a terrific training ground for our Net-Zero 1 project, as we inherit a trained cadre of employees who understand plant operations.”

“Carbon abatement for fuels and chemicals is core to our business. This acquisition enables immediate market development for sequestered carbon. We expect our ownership of these assets to generate significant near-term and long-term value for our shareholders, while adding new jobs and economic growth to rural communities in the region.”

Red Trail Energy CEO, Jodi Johnson:

“We are proud of what we have accomplished at Red Trail Energy and are excited about the future under Gevo’s leadership. Gevo’s vision for a sustainable future aligns with our philosophy of ‘our farms, our fuel, our future.’ We are confident this acquisition will drive positive change in the renewable energy sector.”

Gevo President and COO, Dr. Chris Ryan:

“As Net-Zero 1 and other production facilities come online, the infrastructure and resources that we will have acquired in North Dakota offer tremendous flexibility for how we might operate in the area. We believe this site is ideal for production of sustainable aviation fuel using Gevo’s integrated alcohol-to-jet technology and defossilized energy, combined with CCS. The CCS well gives us optionality for our Net-Zero 1 carbon sequestration needs. The regional synergies with Net-Zero 1, our development facility in Luverne, Minnesota, and our RNG operations in Northwest Iowa, are fantastic.”

“These assets and their operating team have a strong track record of safe and reliable operations and financial performance. We plan to immediately begin optimizing the asset with partners through combined heat and power, which will further lower the carbon intensity and increase annual carbon sequestration. This not only decarbonizes the current ethanol production further, but also enables the site for net-zero SAF and chemical production.

“I want to welcome the employees of the Red Trail Energy facilities to the Gevo family. We look forward to building upon your cultural commitment to safety, regulatory compliance, operational excellence, and rural communities. I also want to thank our advisors, all of whom were integral in supporting this transaction, positioning Gevo to embark on this exciting phase in the growth of our company.”

ASSET OVERVIEW

The 65 million gallon per year ethanol facility is located on 500 acres with pore space lease agreements for 5,800 acres in the Broom Creek formation, which has pore space sufficient for 1 million metric tons of carbon capture and sequestration annually. The permitted CCS well currently sequesters approximately 160,000 metric tons of carbon annually. In addition, the facility generates more than 200,000 tons annually of distiller grains and vegetable oil co-products. The facility distributes its low-carbon ethanol across the U.S. and Canada, including low-carbon demand markets in Oregon, Washington, British Columbia and Alberta. Gevo expects to retain all of the approximately 50 full-time employees currently operating the assets being acquired.

TRANSACTION DETAILS

The transaction is expected to close by the first quarter of 2025, subject to receipt of regulatory approvals and the satisfaction of other customary closing conditions, including obtaining the approval of Red Trail Energy’s equity holders and the procurement of financing for the acquisition. Gevo expects to finance the transaction with a combination of asset level debt and cash from the balance sheet.

ADVISORS

Ocean Park Securities, LLC is acting as exclusive financial advisor to Gevo and Faegre Drinker Biddle & Reath LLP is acting as legal advisor.

ACQUISITION CONFERENCE CALL

A conference call will be held on Thursday, September 12 at 9:30am ET to discuss the transaction.

To participate in the live call, please register through the following event weblink: https://register.vevent.com/register/BI3c47bd93746a4b0db48b282f193b5e02

After registering, participants will be provided with a dial-in number and pin. To listen to the conference call (audio only), please register through the following event weblink: https://edge.media-server.com/mmc/p/a2fikoqy

A webcast replay will be available after the conference call ends on September 12, 2024. The archived webcast will be available in the Investor Relations section of Gevo's website at www.gevo.com.

The accompanying presentation materials will be available in the Investor Relations section of Gevo’s website at www.gevo.com.

Further information regarding the purchase agreement is included in the Current Report on Form 8-K which Gevo will file with the U.S. Securities and Exchange Commission.

ABOUT GEVO

Gevo's mission is to convert renewable energy and biogenic carbon into sustainable fuels and chemicals with a net-zero or better carbon footprint. Gevo’s innovative technology can be used to make a variety of products, including SAF, motor fuels, chemicals, and other materials. Gevo’s business model includes developing, financing, and operating production facilities for these renewable fuels and other products. It currently runs one of the largest dairy-based RNG facilities in the United States. It also owns the world’s first production facility for specialty ATJ fuels and chemicals. Gevo emphasizes the importance of sustainability by tracking and verifying the carbon footprint of their business systems through its Verity subsidiary.

Gevo believes that the Argonne National Laboratory GREET model is the best available standard of scientific-based measurement for life cycle inventory or LCI.

Learn more at Gevo’s website: www.gevo.com

FORWARD-LOOKING STATEMENTS

This release contains “forward-looking statements” within the meaning of the federal securities laws. All statements other than statements of historical fact are forward-looking statements, including statements related to the expected closing of the acquisition or the timing thereof, the expected effect of the acquisition on Adjusted EBITDA, and our future prospects as a combined company, including our plans for the site and synergies with our other projects. These statements relate to analyses and other information, which are based on forecasts of future results or events and estimates of amounts not yet determinable. We claim the protection of The Private Securities Litigation Reform Act of 1995 for all forward-looking statements in this release.

These forward-looking statements are identified by the use of terms and phrases such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “goal,” “intend,” “plan,” “potential,” “predict,” “project,” “target” and similar terms and phrases or future or conditional verbs such as “could,” “may,” “should,” “will,” and “would.” However, these words are not the exclusive means of identifying such statements. Although we believe that our plans, intentions and other expectations reflected in or suggested by such forward-looking statements are reasonable, we cannot assure you that we will achieve those plans, intentions or expectations. All forward-looking statements are subject to risks and uncertainties that may cause actual results or events to differ materially from those that we expected.

Important factors that could cause actual results or events to differ materially from our expectations, or cautionary statements, include among others, failure to obtain required regulatory approvals in a timely manner or at all; failure to satisfy any other conditions to the closing of the transaction in a timely manner or at all; the occurrence of any event that could give rise to termination of the definitive agreement, including the inability to obtain acceptable financing; the risk that anticipated benefits, including synergies, from the proposed transaction may not be fully realized or may take longer to realize than expected, including that the transaction may not be accretive within the expected timeframe or to the extent anticipated; failure to successfully integrate Red Trail Energy’s assets and employees; unanticipated costs of acquiring or integrating Red Trail Energy’s assets, including as a result of the financing of the acquisition; the effect of the announcement of the proposed transaction on our ability to retain and hire key personnel and maintain relationships with Red Trail Energy’s customers, suppliers and other third parties; changes in legislation or government regulations affecting the proposed transaction or the parties; and other risk factors or uncertainties identified from time to time in Gevo’s filings with the US Securities and Exchange Commission (“SEC”). All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements identified above and in the section entitled “Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2023 as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this release in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not reflect all of the factors that could cause actual results or events to differ from our expectations. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

INVESTOR CONTACT

Eric Frey, PhD

Vice President of Finance & Strategy

IR@Gevo.com

PUBLIC AFFAIRS CONTACT

Lindsay Fitzgerald

Senior Vice President of Public Affairs
PR@gevo.com